EXHIBIT 3.1

Delaware                                                      PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “AMAZON COMPANY II, LLC”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF MAY, A.D. 2015, AT 3:46 O’CLOCK P.M.

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION
This Certificate of Formation of Amazon Company II, LLC (the “Company”), dated as of May 22, 2015, is being duly executed and filed by Daniel J. Bollinger, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).
FIRST.  The name of the limited liability company formed hereby is
Amazon Company II, LLC
SECOND.  The purpose of the company is to engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Limited Liability Company Act.
THIRD.  The duration of the Company shall be perpetual.
FOURTH.  The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington DE 19808, County of New Castle.
FIFTH.  The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington DE 19808, County of New Castle.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Daniel J. Bollinger
Daniel J. Bollinger
Authorized Person

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:	Amazon Company II, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
The FIRST article thereof is amended to read as follows: “The name of the limited liability company formed hereby is Nina Company II, LLC.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 26th         day of May     , A.D. 2015  .

By:	/s/ Daniel J. Bollinger
Authorized Person(s)

Name:	Daniel J. Bollinger
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